Exhibit 5.1

140 Scott Drive Menlo Park, California 94025 Tel: +1.650.328.4600 Fax: +1.650.463.2600 www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
January 23, 2026	Düsseldorf	San Diegoo
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
Corvus Pharmaceuticals, Inc.	Los Angeles	Tokyo
901 Gateway Boulevard, Third Floor	Madrid	Washington, D.C.

South San Francisco, CA 94080

Re: Registration Statements No. 333-281318 on Form S-3 and No. 333-292864 on Form S-3MEF; Up to 9,085,778 shares of Common Stock, par value $0.0001 per share

To the addressee set forth above:

We have acted as special counsel to Corvus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 9,085,778 shares (including up to 1,185,101 shares issuable upon exercise of the underwriters’ option to purchase additional shares) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2024 (Registration No. 333-281318) and a related registration statement on Form S-3MEF (Registration No. 333-292864) filed with the Commission pursuant to Rule 462(b) under the Act on January 21, 2026 which became effective automatically upon filing (as so filed, collectively, the “Registration Statement”), a base prospectus dated August 15, 2024 (the “Base Prospectus”) and a prospectus supplement dated January 21, 2026 (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated January 21, 2026, by and among Jefferies LLC and Goldman Sachs & Co. LLC, as representatives of the underwriters, and the Company (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

January 23, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated January 23, 2026 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP